Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Independent Registered Public
Accounting Firm” in the Prospectus and Statement of Additional Information and to the use of
our reports dated November 28, 2011 with respect to the financial statements of Principal
National Life Insurance Company and the financial statement schedules of Principal National
Life Insurance Company, in Pre-Effective Amendment No. 2 to the Registration Statement
(Form N-6, No. 333-175768) of Principal National Life Insurance Company Variable Life
Separate Account and the related prospectus of the Principal Variable Universal Life Income
IIISM.

/s/ Ernst & Young LLP
Des Moines, Iowa
December 9, 2011

1112-1312374